Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter and Fiscal Year Ended December 31, 2022,

and Increases Quarterly Base Dividend to $0.38 Per Share

Results for the Quarter Ended December 31, 2022 and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.43 compared to $0.35 for the quarter ended September 30, 2022

•

Net asset value per share as of the end of the quarter was $15.10 compared to $15.45 as of September 30, 2022, a decrease of 2.3%, primarily due to losses outside of the Company’s first lien corporate lending strategy

•	New investment commitments made during the quarter totaled $73 million(1)

•	Gross fundings for the quarter totaled $159 million(2) and gross sales and repayments totaled $207 million, resulting in net repayments of $48 million

•	Sales and repayments included $21 million from two oil and gas positions reducing the Company’s oil and gas exposure to less than $1 million, at fair value, as of December 31, 2022

•	Net leverage(3) was 1.41x as of December 31, 2022

•	Increased base dividend to $0.38 per share for the quarter ending March 31, 2023(4)

•

Subsequent to quarter end, Merx Aviation Finance LLC, (“Merx”) the Company’s aircraft leasing portfolio company, repaid the Company $62 million reducing the Company’s investment in Merx to approximately $199 million or 8.3% of the total portfolio, at fair value, compared to $261 million or 10.9% as of December 31, 2022(5)

•	New, previously announced, industry-leading fee structure became effective on January 1, 2023(6)

New York, NY — February 21, 2023 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for its quarter and fiscal year ended December 31, 2022. The Company’s net investment income was $0.43 per share for the quarter ended December 31, 2022, compared to $0.35 per share for the quarter ended September 30, 2022. The Company’s net asset value (“NAV”) was $15.10 per share as of December 31, 2022, compared to $15.45 as of September 30, 2022.

On February 21, 2023, the Board of Directors declared a dividend of $0.38 per share payable on March 30, 2023 to shareholders of record as of March 14, 2023.

Mr. Tanner Powell, the Company’s Chief Executive Officer commented, “Results for the quarter benefited from the positive impact of higher base rates. Net asset value per share declined mostly due to losses outside of our first lien corporate lending strategy. Post quarter end, we received a significant repayment from Merx, our aircraft leasing portfolio company, reducing our position from approximately 11% of the portfolio at fair value at the end of December quarter to approximately 8% today.” Mr. Powell continued, “We are pleased to announce that we are increasing our quarterly base dividend by $0.01 to $0.38 per share given the benefit we are seeing from higher base rates, the exit of lower yielding and non-earning legacy assets, and the benefit from our previously announced new fee structure which became effective on January 1, 2023.”

(1)	Commitments made for the corporate lending portfolio.
(2)	Gross fundings include $0.047 million of equity.
(3)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(4)	The dividend is payable on March 30, 2023 to stockholders of record on March 14, 2023.
(5)

In January 2023, Merx sold its 50% interest in a joint venture to the joint venture partner. The sale of the joint venture interest reduces the Company’s exposure to Merx to approximately 8.3% at fair value.

(6)

The Company’s base management fee was permanently reduced to 1.75% on net assets (i.e., equity) from the equivalent of approximately 3.4% on net assets. In other words, the base management fee rate, expressed in terms of gross assets, has been reduced from approximately 1.40% on gross assets, to the equivalent of approximately 0.75% on gross assets. Prior to this reduction, the base management fee was 1.5% on gross assets financed using leverage up to 1.0x debt-to-equity and 1.0% on gross assets financed using leverage over 1.0x debt-to-equity. For the comparison presented, a debt-to-equity ratio of 1.40x is assumed. The incentive fee on income was also permanently reduced from 20% to 17.5%. The performance threshold remained 7% and there was no change to the total return requirement or catch-up provision.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Total assets	$2.53	$2.57	$2.64	$2.60	$2.67
Investment portfolio (fair value)	$2.40	$2.46	$2.55	$2.52	$2.59
Debt outstanding	$1.48	$1.50	$1.60	$1.55	$1.59
Net assets	$0.99	$1.01	$0.99	$1.00	$1.02
Net asset value per share	$15.10	$15.45	$15.52	$15.79	$16.08
Debt-to-equity ratio	1.50 x	1.49 x	1.62 x	1.54 x	1.55 x
Net leverage ratio (1)	1.41 x	1.42 x	1.58 x	1.51 x	1.52 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended December 31,		Nine Months Ended December 31,		Twelve Months Ended December 31,
(in millions)*	2022	2021	2022	2021	2022	2021
Investments made in portfolio companies	$158.9	$335.5	$499.6	$920.8	$719.7	$1,137.0
Investments sold	(27.5)	(7.4)	(27.5)	(18.1)	(37.2)	(18.1)

Net activity before repaid investments	131.4	328.1	472.1	902.7	682.4	1,118.9
Investments repaid	(179.1)	(350.8)	(559.1)	(782.5)	(823.7)	(1,051.3)

Net investment activity	$(47.7)	$(22.7)	$(86.9)	$120.2	$(141.2)	$67.6

Portfolio companies, at beginning of period	136	144	139	135	139	143
Number of investments in new portfolio companies	4	7	12	27	18	31
Number of exited companies	(5)	(12)	(16)	(23)	(22)	(35)

Portfolio companies at end of period	135	139	135	139	135	139

Number of investments in existing portfolio companies	40	62	78	79	89	90

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended December 31,		Nine Months Ended December 31,		Twelve Months Ended December 31,
(in millions)*	2022	2021	2022	2021	2022	2021
Net investment income	$28.0	$22.5	$74.1	$69.1	$101.0	$94.7

Net realized and change in unrealized gains (losses)	(26.7)	(2.0)	(51.2)	9.1	(73.9)	25.8

Net increase in net assets resulting from operations	$1.3	$20.5	$22.9	$78.1	$27.2	$120.5

(per share)* (1)
Net investment income on per average share basis	$0.43	$0.35	$1.15	$1.07	$1.57	$1.46

Net realized and change in unrealized gain (loss) per share	(0.41)	(0.03)	(0.79)	0.14	(1.15)	0.40

Earnings per share — basic	$0.02	$0.32	$0.36	$1.21	$0.42	$1.86

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *

During the three months ended December 31, 2022, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through February 17, 2023, the Company repurchased 15,395,036 shares at a weighted average price per share of $15.97, inclusive of commissions, for a total cost of $245.8 million, leaving a maximum of $29.2 million available for future purchases under the current Board authorization of $275 million.

*	Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of December 31, 2022, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $4.1 million, totaled $1.488 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Unsecured Notes (the “2026 Notes”) which will mature on July 16, 2026 and $1.013 billion outstanding under the multi-currency revolving credit facility (the “Facility”). As of December 31, 2022, $37.7 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $713.6 million as of December 31, 2022, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON FEBRUARY 21, 2023

The Company will host a conference call on Tuesday, February 21, 2023 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 579-2543 approximately 5-10 minutes prior to the call; international callers should dial (785) 424-1699. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC0221 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through March 14, 2023, by dialing (800) 839-8317; international callers should dial (402) 220-6070. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021 were as follows:

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Portfolio composition, at fair value:
First lien secured debt	89%	87%	91%	90%	87%
Second lien secured debt	3%	4%	4%	4%	4%

Total secured debt	92%	91%	95%	94%	91%
Unsecured debt	0%	—%	—%	—%	1%
Structured products and other	0%	0%	0%	0%	0%
Preferred equity	2%	2%	1%	1%	1%
Common equity/interests and warrants	6%	7%	4%	5%	6%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	10.8%	9.6%	8.4%	8.0%	7.9%
Second lien secured debt (2)	13.2%	11.8%	11.7%	9.6%	9.6%
Total secured debt (2)	10.9%	9.6%	8.6%	8.1%	8.0%
Unsecured debt portfolio (2)	10.0%	—%	—%	—%	5.3%
Total debt portfolio (2)	10.9%	9.6%	8.6%	8.1%	7.9%
Total portfolio (3)	9.3%	8.0%	7.5%	7.1%	6.9%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.0 billion	$2.0 billion	$2.1 billion	$2.0 billion	$2.0 billion
Fixed rate, as percentage of total	0%	1%	1%	1%	1%
Floating rate, as percentage of total	100%	99%	99%	99%	99%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.0 billion	$2.0 billion	$2.1 billion	$2.0 billion	$2.0 billion
Fixed rate, as percentage of total	0%	1%	1%	1%	1%
Floating rate, as percentage of total	100%	99%	99%	99%	99%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)

The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

MIDCAP FINACIAL INVETSMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	December 31, 2022	March 31, 2022
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,019,573 and $2,001,907, respectively)	$1,960,199	$1,977,647
Non-controlled/affiliated investments (cost — $121,307 and $130,866, respectively)	49,141	63,709
Controlled investments (cost — $466,294 and $613,056, respectively)	388,780	481,817
Cash and cash equivalents	84,713	30,033
Foreign currencies (cost — $2,404 and $601, respectively)	2,378	565
Receivable for investments sold	3,100	7,989
Interest receivable	17,169	15,554
Dividends receivable	4,836	5,083
Deferred financing costs	13,403	17,005
Prepaid expenses and other assets	1,797	719

Total Assets	$2,525,516	$2,600,121

Liabilities
Debt	$1,483,394	$1,550,608
Distributions payable	24,217	22,913
Management and performance-based incentive fees payable	9,060	9,912
Interest payable	13,546	3,335
Accrued administrative services expense	748	897
Other liabilities and accrued expenses	6,445	7,624

Total Liabilities	$1,537,410	$1,595,289

Commitments and contingencies (Note 9)

Net Assets	$988,106	$1,004,832

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 65,451,359 and 63,647,240 shares issued and outstanding, respectively)	$65	$62
Capital in excess of par value	2,107,120	2,078,760
Accumulated under-distributed (over-distributed) earnings	(1,119,079)	(1,073,990)

Net Assets	$988,106	$1,004,832

Net Asset Value Per Share	$15.10	$15.79

MIDCAP FINACIAL INVETSMENT CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021	2022	2021
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$54,354	$42,466	$143,564	$121,560	$186,882	$162,563
Dividend income	5	161	61	558	62	558
PIK interest income	371	629	1,156	2,421	1,387	3,843
Other income	735	1,575	2,234	3,756	3,538	4,436
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	257	49	363	143	411	188
Dividend income	186	310	718	959	1,049	1,268
PIK interest income	20	19	58	53	77	68
Other income	—	—	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	6,931	9,430	25,530	25,928	34,644	32,964
Dividend income	—	—	—	2,059	—	2,059
PIK interest income	461	334	1,448	977	1,823	1,292
Other income	—	—	477	—	477	—

Total Investment Income	$63,320	$54,973	$175,609	$158,414	$230,350	$209,239

Expenses
Management fees	$8,758	$9,232	$26,621	$27,203	$35,559	$35,894
Performance-based incentive fees	318	5,367	5,691	10,638	6,733	10,638
Interest and other debt expenses	22,760	14,133	59,363	40,740	73,644	53,707
Administrative services expense	1,601	1,441	4,188	4,426	5,597	5,601
Other general and administrative expenses	2,169	2,410	6,551	6,742	8,916	9,200

Total expenses	35,606	32,583	102,414	89,749	130,449	115,040

Management and performance-based incentive fees waived	—	—	—	—	—	—
Performance-based incentive fee offset	(16)	(31)	(178)	(178)	(247)	(203)
Expense reimbursements	(282)	(77)	(770)	(229)	(884)	(304)

Net Expenses	$35,308	$32,475	$101,466	$89,342	$129,318	$114,533

Net Investment Income	$28,012	$22,498	$74,143	$69,072	$101,032	$94,706

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$2,125	$(582)	$1,977	$2,221	$2,734	$3,343
Non-controlled/affiliated investments	(2,224)	—	(2,224)	541	(2,224)	541
Controlled investments	(69,264)	—	(69,265)	(65,300)	(69,265)	(65,300)
Foreign currency transactions	—	(59)	273	(2,808)	(2,505)	(7,309)

Net realized gains (losses)	(69,363)	(641)	(69,239)	(65,346)	(71,260)	(68,725)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(13,589)	(1,771)	(35,113)	3,839	(36,768)	15,306
Non-controlled/affiliated investments	30	1,575	(5,008)	19,008	(8,618)	20,715
Controlled investments	59,788	(901)	53,726	46,894	33,842	49,965
Foreign currency translations	(3,591)	(219)	4,431	4,658	8,951	8,569

Net change in unrealized gains (losses)	42,638	(1,316)	18,036	74,399	(2,593)	94,555

Net Realized and Change in Unrealized Gains (Losses)	$(26,725)	$(1,957)	$(51,203)	$9,053	$(73,853)	$25,830

Net Increase (Decrease) in Net Assets Resulting from Operations	$1,287	$20,541	$22,940	$78,125	$27,179	$120,536

Earnings (Loss) Per Share — Basic	$0.02	$0.32	$0.36	$1.21	$0.42	$1.86

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The preliminary prospectus dated July 14, 2020, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. A shelf registration statement relating to certain securities of the Company is on file with and has been declared effective by the SEC. Any offering may be made only by means of a prospectus and any accompanying prospectus supplement. Before you invest, you should read the base prospectus in that registration statement, the preliminary prospectus and any documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Company and an offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

The information in the preliminary prospectus and in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). For tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries, a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the continuing effects of the COVID-19 pandemic; and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic or treat its impact on our financial condition, results of operations, liquidity, and capital resources; changes in general economic conditions, including the impact of supply chain disruptions, or changes in financial markets, and the risk of recession; changes in the interest rate environment and levels of general interest rates and the impact of inflation; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com